UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – February 10, 2011 (November 30, 2010)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by MDC Partners Inc. (the “Company”) on December 6, 2010, concerning the acquisition of a majority equity interest in each of Kenna Communications LP, an Ontario limited partnership (“Kenna”), and Capital C Partners LP, an Ontario limited partnership (“Capital C”). Kenna and Capital C were formerly operated as Capital C Communications LP. Immediately prior to the acquisition, the businesses were demerged into Kenna and Capital C. This Current Report on Form 8-K/A includes the historical financial information of Capital C Communications LP and the required pro forma financial information of the Company giving effect to the acquisition, each as required by Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of businesses acquired.

Audited financial statements of Capital C Communications LP for the eleven months ended November 30, 2010 and for the year ended December 31, 2009, and the related notes thereto.

The required historical financial information of Capital C Communications LP included in this Form 8-K shall be deemed filed for purposes of the Securities Exchange Act of 1934, as amended.  Capital C Communications LP’s historical financial results set forth below should not be viewed as indicative of the contribution by Kenna and Capital C to the Company’s future operating results.

Capital C Communications LP

Financial Statements
For the eleven months period ended November 30, 2010
(in US dollars)

Independent Accountants’ Report	2

Financial Statements

Balance Sheets	3

Statements of Income, Partners’ Equity and Accumulated Other Comprehensive Income	4

Statements of Cash Flows	5

Summary of Significant Accounting Policies	6-10

Notes to Financial Statements	11-15

Independent Accountants’ Report

Partners of Capital C Communications LP

We have audited the accompanying balance sheets of Capital C Communications LP as of November 30, 2010 and December 31, 2009, and the related statements of income, partners’ equity, accumulated other comprehensive income, and cash flows for the eleven months ended November 30, 2010 and twelve months ended December 31, 2009. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital C Communications LP at November 30, 2010 and December 31, 2009, and the results of its operations and its cash flows for the eleven months ended November 30, 2010 and twelve months ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Canada LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario
February 4, 2011

Capital C Communications LP

Balance Sheets

	November 30, 2010	December 31, 2009
		in US dollars
Assets

Current Assets
Cash	$1,852,957	$2,834,879
Accounts receivable	6,803,223	7,315,087
Receivable from employees	29,497	256,084
Unbilled work in progress	2,259,118	2,985,625
Prepaid expenses	790,243	637,992
Due from related parties (Note 5)	33,727	24,868

	11,768,765	14,054,535

Property and Equipment, net (Note 1)	3,296,092	3,172,919

Intangible Assets, net (Note 2)	203,590	360,585

Goodwill	6,774,438	6,528,132

	$22,042,885	$24,116,171

Liabilities and Partners’ Equity

Current Liabilities
Accounts payable	$2,679,868	$1,630,203
Accrued liabilities	1,252,157	751,126
Deferred revenue	4,333,916	4,816,480
Loan payable to related party (Note 3)	-	2,774,919
Current portion of obligations under capital leases (Note 4)	109,157	82,215
Due to related parties (Note 5)	1,866,094	2,848,830

	10,241,192	12,903,773

Obligations under capital leases (Note 4)	131,203	178,433

Deferred rent	435,478	463,846

	10,807,873	13,546,052

Partners’ Equity
Accumulated other comprehensive income	1,434,563	1,030,768
Partners’ Equity (Note 6)	9,800,449	9,539,351

	11,235,012	10,570,119

	$22,042,885	$24,116,171

See accompanying independent accountants' report and notes to financial statements.

Capital C Communications LP

Statements of Income, Partners’ Equity and
Accumulated Other Comprehensive Income

	11 months ended November 30, 2010	Year ended December 31, 2009
		in US dollars

Statement of Income

Revenue	$48,738,073	$44,334,985

Cost of services provided	35,381,713	30,863,875

Operating Expenses
Amortization of intangible assets	167,404	164,924
Amortization of property and equipment	873,777	727,227
General and administrative	6,544,126	6,040,464

Income from operations before loss on investment and interest expense	5,771,053	6,538,495

Loss on sale of investment in P2P	-	(70,044)
Interest expense, net (Note 5)	(89,066)	(116,456)

Net Income	5,681,987	6,351,995

Other comprehensive income	403,795	1,589,248

Comprehensive income	$6,085,782	$7,941,243

Statement of Partners’ Equity

Partners’ equity – beginning of period	$9,539,351	$9,734,320

Net income	5,681,987	6,351,995

Distributions	(5,420,889)	(6,546,964)

Partners’ equity – end of period	$9,800,449	$9,539,351

Statement of Accumulated Other Comprehensive Income

Balance – beginning of period	$1,030,768	$(558,480)

Other comprehensive income	403,795	1,589,248

Balance – end of period	$1,434,563	$1,030,768

See accompanying independent accountants' report and notes to financial statements.

Capital C Communications LP

Statements of Cash Flows

	November 30, 2010	December 31, 2009
		in US dollars
Operating Activities
Net income	$5,681,987	$6,351,995
Adjustments to reconcile net income to net cash from (for) operating activities:
Amortization of Intangible assets	167,404	164,924
Amortization of property and equipment	873,777	727,227
Loss on sale of investment in P2P Proximite Marketing Inc.	-	70,044
Changes in operating assets and liabilities:
Accounts receivable	773,098	1,240,031
Receivable from employees	231,822	(228,352)
Unbilled work in progress	823,432	(663,072)
Prepaid expenses	(125,778)	(248,506)
Accounts payable	969,644	88,367
Accrued liabilities	463,835	(1,070,237)
Deferred revenue	(651,843)	789,297
Deferred rent	(45,009)	14,410

Net cash from operating activities	9,162,369	7,236,128

Investing Activities
Proceeds on disposal of investment in P2P Proximite Marking Inc.	-	175,392
Due from related parties	(7,772)	(22,869)
Purchase of property and equipment	(816,991)	(589,956)

Net cash used for investing activities	(824,763)	(437,433)

Financing Activities
Advance (repayment) of loan payable	(2,879,617)	240,616
Capital lease repayments	(89,737)	(116,094)
Distributions to partners	(6,490,685)	(5,931,539)

Net cash used for financing activities	(9,460,039)	(5,807,017)

Effect on exchange rate changes in cash	140,511	347,682

Net change in cash	(981,922)	1,339,360

Cash, beginning of period	2,834,879	1,495,519

Cash, end of period	$1,852,957	$2,834,879

Supplemental Information

Cash paid for interest	$91,272	$121,048

Non-cash Transactions
Distributions to partners	$1,913,502	$2,848,830
Purchase of capital assets with capital leases	$60,178	$-

See accompanying independent accountants' report and notes to financial statements.

Capital C Communications LP

Summary of Significant Accounting Policies

Nature of Business

Capital C Communications LP is a limited partnership registered in Ontario, Canada and operating under its general partner Capital C GP Corp. The Partnership provides integrated marketing services to clients in Canada and the U.S.  These financial statements do not include any assets, liabilities, revenues and expenses of the partners.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

Foreign Currency Translation

Transactions denominated in currencies other than the Canadian functional currency result in transactions gains and losses based on the exchange rate changes.

For reporting purposes, assets and liabilities are translated into US dollars at the period-end exchange rates, and the results of its operations are translated at the average rate of exchange for the period. The resulting translation adjustments are recorded in accumulated other comprehensive income.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of trade receivables recorded at original invoice amounts, less an estimated allowance for uncollectible accounts.  Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest.  Trade receivables are periodically evaluated for collectibility based on past credit histories with customers and their current financial conditions.  Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimates are revised.  Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts.  The Partnership generally does not require collateral for trade receivables.  As at November 30, 2010 and December 31, 2009, no accounts receivable were considered at risk and the allowance for doubtful accounts was consequently nil.

Unbilled Work In Progress

Amount represents fees earned and unbilled to clients.  For amounts determined not collectible, an allowance is provided.

Capital C Communications LP

Summary of Significant Accounting Policies

Property and Equipment

Property and equipment are stated at cost, less accumulated amortization.  Amortization is provided over the estimated useful lives using the half-year convention as follows:

Computer hardware and software	straight line over 3-4 years
Office equipment	straight line over 5-10 years
Leasehold improvements	straight line over the lease term

Impairment of Long-lived Assets

In accordance with the FASB Accounting Standards Codification (“ASC”) topic, Property, Plant and Equipment, a long-lived asset or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such events occur, the Partnership compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of the long-lived asset or asset group. If this comparison indicates that there is an impairment, the amount of the impairment is typically calculated using discounted expected future cash flows where observable fair values are not readily determinable. The discount rate applied to these cash flows is based on the Partnership’s weighted average cost of capital, risk adjusted where appropriate.  If the discounted cash flows are less than the carrying value of the assets, this amount is recorded as an impairment charge.

Definite Lived Intangible Assets

Intangible asset represents customer relationships acquired during a business acquisition in 2007.  In accordance with the FASB Accounting Standards Codification, acquired intangibles, are subject to amortization over their useful lives. The method of amortization selected reflects the pattern in which the economic benefits of the specific intangible asset is consumed or otherwise used up.  Straight-line amortization method over the estimated useful life of 5 years is used. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.  As of November 30, 2010 and December 31, 2009, there was no impairment of intangible assets.

Capital C Communications LP

Summary of Significant Accounting Policies

Goodwill

Goodwill relates to a business acquisition in 2005.  There have been no additions or impairment to the goodwill since inception.  Changes in the goodwill balance arise due to foreign exchange differences on the conversion from functional currency to reporting currency.

In accordance with the FASB Accounting Standards Codification (“ASC”) topic, Goodwill and Other Intangible Assets, goodwill acquired as a result of a business combination which is not subject to amortization are tested for impairment annually and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. For goodwill, this determination is made at the reporting unit level and consists of two steps. First, the Partnership determines the fair value of a reporting unit and compares it to its carrying amount.  Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with the FASB Accounting Standards Codification topic, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

The fair value of a reporting unit was estimated using a combination of the income approach, which incorporates the use of the discounted cash flow method, and the market approach, which incorporates the use of earnings and revenue multiples based on market data.

Impairment losses, where applicable, will be charged to operating profit. As of November 30, 2010 and December 31, 2009, there was no impairment of goodwill.

Accounts payable

Accounts payable generally represents supplier payables and other unpaid costs incurred in the ordinary course of business.

Deferred rent

The Partnership accounts for operating leases with scheduled rent increases during the lease term in accordance with ASC 840, “Leases” which requires that rental payments that are not made on a straight-line basis be recognized on a straight-line basis.  Any rent escalations, concessions and holidays in the Partnership’s operating leases are recognized on a straight-line basis over the lease term with the difference recorded as deferred rent.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents the cumulative effect of foreign currency translation adjustments recorded as other comprehensive income.

Capital C Communications LP

Summary of Significant Accounting Policies

Revenue Recognition

The Partnership’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”), and accordingly, revenue is generally recognized as services are provided, the selling price is fixed or determinable and collection of the resulting receivable is reasonably assured.

The Partnership earns revenue from agency arrangements in the form of retainer fees, from short-term project arrangements in the form of fixed fees or per diem fees for services; and from incentives or bonuses.

Non refundable retainer fees and licensing contracts are generally recognized on a straight line basis over the term of the specific customer contract.  Fixed fees for services are recognized using proportional performance model, where revenue is recognized as performance occurs, based on the relative value of the performance that has occurred to that point in time.  Per diem fees are recognized upon the performance of the Partnership’s services.  A small portion of the Partnership’s contractual arrangements with customers includes performance incentive provisions, which allows the Partnership to earn additional revenues as a result of its performance relative to both quantitative and qualitative goals. The Partnership recognizes the incentive portion of revenue under these arrangements when specific quantitative goals are achieved, or when the Partnership’s clients determine performance against qualitative goals has been achieved. In all circumstances, revenue is only recognized when collection is reasonably assured.

Fees billed to clients in excess of fees recognized as revenue are classified as deferred revenue.

The Partnership follows Accounting ASC 605-45 “Principle Agent Considerations – Reporting Revenue Gross or Net”.  This standard addresses when revenue should be recorded at the gross amount billed because revenue has been earned from the sale of goods or services, or the net amount retained because a fee or commission has been earned.  The Partnership reports revenue on a gross basis.

Cost of Services Provided.

Costs of services provided do not include amortization charges for property and equipment.

Interest Expense
Interest expense primarily consists of interest paid on capital lease obligations and loan payable to related party.

Capital C Communications LP

Summary of Significant Accounting Policies

Financial Instruments

ASC 825 (formerly SFAS 107, ―Disclosures about Fair Value of Financial Instruments) defines financial instruments and requires disclosure of the fair value of those instruments. ASC 820 (formerly SFAS 157, ―Fair Value Measurements), defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables, including short-term loans, qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels are defined as follows: Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.   Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.  Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.  The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820 (formerly SFAS 157).

New Accounting Pronouncements

In October 2009, the FASB issued revised guidance on the topic of Multiple — Deliverable Revenue Arrangements. The revised guidance amends certain accounting for revenue with multiple deliverables. In particular when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, the revised guidance allows use of a best estimate of the selling price to allocate the arrangement consideration among them. This guidance is effective for the first quarter of 2011, with early adoption permitted.   We do not expect that the adoption will have a material impact on our financial statements.

In June 2009, the FASB introduced the FASB Accounting Standards Codification and issued the revised guidance on Hierarchy of Generally Accepted Accounting Principles, which is effective for the Company July 1, 2009. This standard does not alter current U.S. GAAP, but rather integrates existing accounting standards with other authoritative guidance. Under this standard there is a single source of authoritative U.S. GAAP for nongovernmental entities and which superseded all other previously issued non-SEC accounting and reporting guidance.

Capital C Communications LP

Notes to Financial Statements

1.	Property and Equipment, net

		November		December
	30, 2010		31, 2009
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Computer hardware and software	$3,859,234	$2,415,511	$3,001,788	$1,803,552
Computer hardware under capital lease	83,669	83,669	80,627	70,549
Office equipment	1,092,219	612,045	972,102	472,612
Office equipment under capital leases	462,987	144,419	387,057	90,859
Leasehold improvements	1,510,256	529,129	1,450,564	344,988
Leasehold improvements under capital leases	101,361	28,861	83,690	20,349

	7,109,726	3,813,634	5,975,828	2,802,909

		$3,296,092		$3,172,919

During 2010 fiscal year, the Partnership acquired office equipment of $60,178 by means of a capital lease and therefore pledged as security for the lease obligations.

2.	Intangible Assets

		November		December
	30, 2010		31, 2009
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Intangible assets	$932,518	$728,928	$898,614	$538,029

		$203,590		$360,585

3.	Loan payable to Related Party

Loan payable is due to Newport Partners with 67% ownership of the Partnership.  The loan payable is due on demand, unsecured and interest bearing at prime plus 1%.  The loan was fully repaid during the year.

Capital C Communications LP

Notes to Financial Statements

4.	Obligations under Capital Leases

	November 30, 2010	December 31, 2009

Due March 2015, repayable in blended quarterly instalments of Cdn$3,705, secured by office equipment under capital lease	$55,195	$-

Due September 2012, repayable in blended monthly instalments of Cdn$7,456, secured by office equipment and leasehold improvements under capital leases	144,627	203,585

Due September 2012, repayable in blended monthly instalments of Cdn$2,090, secured by office equipment and leasehold improvements under capital leases	40,538	57,063
	240,360	260,648

Less current portion	109,157	82,215

	$131,203	$178,433

The future minimum lease payments over the next five years are as follows:

Year ending November 30,

2011	$127,742
2012	108,890
2013	14,633
2014	14,633
2015	7,317
273,215
Less: imputed interest	32,855
$240,360

Capital C Communications LP

Notes to Financial Statements

5.	Due from / to Related Parties

Amounts due from / to related parties noted below are unsecured, non-interest bearing with no fixed terms of repayment.

Due from related parties
	November 30, 2010	December 31, 2009

Capital C GP Corp, general partner	$33,727	$249
Capital C LP Holdco Inc., 32.86% ownership of Partnership	-	24,619

	$33,727	$24,868

Due to related parties
	November 30, 2010	December 31, 2009

Distribution to Newport Partners, 67.13% ownership of Partnership	$403,163	$1,538,702
Distribution payable to Capital C LP Holdco, 32.86% ownership of Partnership	1,462,931	1,310,128

	$1,866,094	$2,848,830

During the period, transactions with related parties were as follows:

	November 30, 2010	December 31, 2009

Interest expense

Newport Partners (see Note 3)	$66,282	$88,379

Capital C LP Holdco	$-	$9,181

Capital C Communications LP

Notes to Financial Statements

6.	Partner’ Equity

	Authorized	Issued
Class A	1	1
Class B	Unlimited	7,999
Class C	Unlimited	2,000
Class D	Unlimited	7,500

Each issued and outstanding unit has right to one vote.

Capital C GP Corp., general partner, holds 1 unit of Class A and 1 unit of Class D.

Capital CEK LP, limited partner, holds 7,999 units of Class B, 2,000 units of Class C and 7,499 units of Class D.  In turn, the following entities own the respective partnership interest in Capital CEK LP; Newport Partners with 67.13%, Capital C LP Holdco Inc. with 32.86% and Kenna Group GP Corp with 0.01% ownership interest.

Income and loss of the Partnership is allocated among the holders of the units in accordance with their respective partnership interests.

7.	Lease Commitments

The Partnership leases three office facilities for its business locations in Winnipeg and Toronto under long-term, non-cancelable operating lease agreements and contain provisions for future rent increases.  The total amount of rental payments due over the terms of each lease are being charged to rent expense on the straight-line method over the terms of each lease.  The leases expire between January 2012 and February 2019.

Approximate minimum future rental commitments under non-cancellable leases are payable as follows:

Year ending November 30,

2011	$917,000
2012	897,000
2013	882,000
2014	818,000
2015	720,000
Thereafter	2,516,000

$6,750,000

8.	Concentration of Customers

Customer A accounts for approximately 18% (2009 – 20%) of total sales and Customer B accounts for approximately 19% (2009 – 20%) of total sales.  Total accounts receivable from four customers (2009 – three) accounted for approximately 64% (2009 – 44%) of total accounts receivable, of which Customer A accounts for 17% (2009 – 19%).

Capital C Communications LP

Notes to Financial Statements

9.	Financial Instruments

The Partnership’s financial instruments consist primarily of cash, accounts receivable, due from related parties, accounts payable, accrued liabilities, loan payable and due to related parties. The carrying values of financial instruments are representative of their fair values due to their short-term maturities.

10.	Subsequent Event

On November 30, 2010, MDC Partners Inc. ("MDC" or the "Company") acquired a majority equity interest in each of Kenna Communications LP, an Ontario limited partnership ("Kenna"), and Capital C Partners LP, an Ontario limited partnership ("Capital C"). The aggregate purchase price was equal to CDN $27,000,000 paid to Newport Partners Holdings LP ("Newport"), plus contingent payments due to the management equity holders based on future financial performance. Kenna and Capital C were formerly operated by Capital C Communications LP and owned 67.13% by Newport and the remainder by management held under Capital C LP Holdco. Immediately prior to the transaction, the businesses were demerged into Kenna and Capital C, respectively. Management retained ownership of the remaining limited partnership interests in each business following the transaction. In addition, MDC has a priority return on profits from each new limited partnership, and call rights with respect to the remaining partnership interests in each of Kenna and Capital C that could ultimately increase MDC's economic ownership to 100%.

Subsequent events have been evaluated up to February 4, 2011 which is the day financial statements were available to be issued.

(b)  Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company and subsidiaries as of September 30, 2010 and for the nine months then ended and unaudited pro forma consolidated financial statements for the year ended December 31, 2009, and the related notes thereto.

The pro forma financial information of the Company giving effect to the Kenna and Capital C acquisition is intended to be furnished pursuant to Item 9.01(b) of Form 8-K and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The unaudited pro forma consolidated financial information is presented below for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Kenna and Capital C acquisition been completed at and as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company.

MDC PARTNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except share and per share amounts)

	YEAR ENDED DECEMBER 31, 2009
	Historical MDC Partners Inc.	Historical Capital C Communications, LP		Pro forma Adjustments	Notes	Pro forma Statements of Operations
Revenue:
Services	$545,924		$44,335	$—		$590,259
Operating Expenses:
Cost of services sold	354,312		30,864	—		385,176
Office and general expenses	136,897		6,040	663	4(b)(ii)	143,600
Depreciation and amortization	34,471		892	1,937	4(b)(i)	37,300
	525,680		37,796	2,600		566,076
Operating profit (loss)	20,244		6,539	(2,600)		24,183
Other Income (Expense):
Other expense	(2,038)		-	—		(2,038)
Interest expense	(22,098)		(116)	(2,317)	4(b)(iii)	(24,531)
Interest income	344		-	—		344
	(23,792)		(116)	(2,317)		(26,225)
Income (loss) from continuing operations before income taxes, equity in affiliates	(3,548)		6,423	(4,917)		(2,042)
Income tax expense	(8,536)		-	—	4(b)(iv)	(8,536)
Income (loss) from continuing operations before equity in affiliates	(12,084)		6,423	(4,917)		(10,578)
Equity in earnings (loss) of non-consolidated affiliates	(8)		(70)	70	4(b)(v)	(8)
Income (loss) from continuing operations	(12,092)		6,353	(4,847)		(10,586)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(876)		—	—		(876)
Net income (loss)	(12,968)		6,353	(4,847)		(11,462)
Net income attributable to the noncontrolling interests	(5,356)		—	—		(5,356)
Net income (loss) attributable to MDC Partners Inc.	$(18,324)		$6,353	$(4,847)		$(16,818)

Income (loss) Per Common Share:
Basic and Diluted:
Net income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.64)	$				$(0.58)
Loss from discontinued operations attributable to MDC Partners Inc. common shareholders	(0.03)					(0.03)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.67)	$				$(0.61)
Weighted Average Number of Common Shares Outstanding:
Basic	27,396,463					27,396,463
Diluted	27,396,463					27,396,463

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

MDC PARTNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except share and per share amounts)

	NINE MONTHS ENDED SEPTEMBER 30, 2010
	Historical MDC Partners Inc.	Historical Capital C Communications, LP		Pro forma Adjustments	Notes	Pro forma Statements of Operations

Revenue:
Services	$484,401		$36,783	$—		$521,184
Operating Expenses:
Cost of services sold	336,056		25,659	—		361,715
Office and general expenses	118,690		6,012	549	4(c)(ii)	125,251
Depreciation and amortization	23,196		814	1,603	4(c)(i)	25,613
	477,942		32,485	2,152		512,579
Operating profit (loss)	6,459		4,298	(2,152)		8,605
Other Income (Expense):
Other income (expense)	(423)		-	—		(423)
Interest expense	(24,340)		(78)	71	4(c)(iii)	(24,347)
Interest income	155		-	—		155
	(24,608)		(78)	71		(24,615)
Income (loss) from continuing operations before income taxes, equity in affiliates	(18,149)		4,220	(2,081)		(16,010)
Income tax expense	(1,208)		-	—	4(c)(iv)	(1,208)
Income (loss) from continuing operations before equity in affiliates	(19,357)		4,220	(2,081)		(17,218)
Equity in earnings (loss) of non-consolidated affiliates	(1,639)		—	—		(1,639)
Income (loss) from continuing operations	(20,996)		4,220	(2,081)		(18,857)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(1,410)		—	—		(1,410)
Net income (loss)	(22,406)		4,220	(2,081)		(20,267)
Net income attributable to the noncontrolling interests	(4,503)		—	—		(4,503)
Net income (loss) attributable to MDC Partners Inc.	$(26,909)		$4,220	$(2,081)		$(24,770)

Income (loss) Per Common Share:
Basic and Diluted:
Net income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.91)	$				$(0.83)
Loss from discontinued operations attributable to MDC Partners Inc. common shareholders	(0.05)					(0.05)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.96)	$				$(0.88)
Weighted Average Number of Common Shares Outstanding:
Basic	27,980,895					27,980,895
Diluted	27,980,895					27,980,895

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

MDC PARTNERS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
 (in thousands)

	AS AT SEPTEMBER 30, 2010
	Historical MDC Partners Inc.	Historical Capital C Communications, LP	Pro forma Adjustments	Notes	Pro forma Balance Sheets
Current Assets:
Cash	$40,995	$4,178	$(30,071)	3,4(a)(i)	$15,102
Accounts receivable	190,505	7,122	—		197,627
Expenditures billable to clients	34,239	4,810	—		39,049
Other current assets	12,365	588	—		12,953
Total Current Assets	278,104	16,698	(30,071)		264,731

Fixed assets	35,826	3,318	—		39,144
Investment in affiliates	1,014	—	—		1,014
Goodwill	458,170	6,668	38,592	3,4(a)(ii)	503,430
Other intangibles	57,135	231	10,186	3,4(a)(ii)	67,552
Deferred tax asset	12,584	—	—		12,584
Other assets	19,337	-	—		19,337
Total Assets	$862,170	$26,915	$18,707		$907,792

Current Liabilities:
Accounts payable	$97,478	$2,776	$—		$100,254
Accrual and other liabilities	77,779	4,269	(2,101)	3,4(a)(i)	79,947
Advance billings	143,052	6,575	—		149,627
Current portion of long-term debt	1,385	114	—		1,499
Deferred acquisition consideration	28,823	—	4,555	3	33,378
Total Current Liabilities	348,517	13,734	2,454		364,705
Revolving credit facility	-	1,731	(1,731)	3,4 (a)(i)	-
Long-term debt	284,756	139	—		284,895
Deferred acquisition consideration long-term	53,494	—	12,765	3	66,259
Other liabilities	7,835	429	—		8,264
Deferred tax liabilities	8,986	—	3,229	3,4 (a) (ii)	12,215
Total Liabilities	703,588	16,033	16,717		736,338
Redeemable Noncontrolling Interests	36,275	—	12,872	3	49,147

Shareholder’s Equity
Preferred Shares	—	—	—		—
Class A Shares	226,232	—	—		226,232
Class B Shares	1	—	—		1
Additional paid in capital	-	—	—		-
Charges in excess of capital	(3,701)				(3,701)
Accumulated deficit	(158,069)	10,882	(10,882)	4(a)(iii)	(158,069)
Stock subscription receivable	(217)	—	—		(217)
Accumulated other comprehensive income	(5,263)	—	—		(5,263)
MDC Partners Inc. Shareholder’s Equity	58,983	10,882	(10,882)		58,983
Noncontrolling interests	63,324	—	—		63,324
Total Shareholder’s Equity	122,307	10,882	(10,882)		122,307
Total Liabilities and Shareholder’s Equity	$862,170	$26,915	$18,707		$907,792

The accompanying notes are an integral part of the pro forma consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1.   Description of transaction

Effective November 30, 2010, the Company, through a wholly-owned subsidiary, purchased 80% of the total outstanding equity interests in each of Kenna Communications LP, an Ontario limited partnership (“Kenna”), and Capital C Partners LP, an Ontario limited partnership (“Capital C”), for an aggregate cash closing payment of $26,239 (CND $27,000) and additional deferred acquisition consideration, the current estimated present value of which is $17,320. The closing payment was made to Newport Partners Holdings LP (“Newport”), and the deferred contingent payments are due to the management equity holders based on future financial performance. Kenna and Capital C were formerly combined and operated by Capital C Communications LP and owned 67.13% by Newport and the remainder by management.

In connection with the Kenna and Capital C acquisitions, the Company, Kenna, Capital C and the other equity interest holders of Kenna and Capital C entered into a new Limited Partnership Unit Purchase Agreements (the “LP Agreements”).The LP Agreements set forth certain economic, governance and liquidity rights with respect to Kenna and Capital C. Pursuant to the LP Agreement, the Company will be allocated 100% of the profits of Kenna and Capital C thru 2015, after which the allocation will be based on ownership percentage, subject to certain priority returns, as defined. In accordance with the LP Agreements, the remaining 20% of the outstanding equity interests are subject to a call by the Company at a defined purchased price beginning in 2015. The equity interests are subject to a mandatory put to the Company upon certain employment termination events, including death.

2.   Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of September 30, 2010 and for the nine months ended September 30, 2010 give effect to the acquisition of Kenna and Capital C. The unaudited pro forma consolidated balance sheet presents our financial position as if the acquisition of Kenna and Capital had occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations presents our results as if the acquisition of Kenna and Capital C had occurred on January 1, 2009. Both our fiscal year end and Kenna and Capital C fiscal year end is December 31. The unaudited pro forma consolidated balance sheet as of September 30, 2010 is based upon our historical unaudited consolidated balance sheet as of September 30, 2010 and the historical unaudited balance sheet of Kenna and Capital C as of September 30, 2010. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2010 is based upon our historical unaudited consolidated statement of operations for the nine months ended September 30, 2010 and the historical unaudited statement of operations of Kenna and Capital C for the nine months ended September 30, 2010.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 is based upon our historical audited consolidated statement of operations for the year ended December 31, 2009 and the historical audited statement of operations of Kenna and Capital C for the year ended December 31, 2009.

The unaudited pro forma consolidated financial statements include, in our opinion, all material adjustments necessary to reflect this acquisition. The unaudited pro forma consolidated financial statements do not purport to represent what the Company’s actual results of operations including the acquisition of Kenna and Capital C would have been, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the related notes thereto and Kenna and Capital C audited financial statements and the related notes thereto included herein. The statements have been prepared by management in accordance, with generally accepted accounting principles of the United States of America (“US GAAP”). The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by the Company in the preparation of the consolidated financial statements as of and for the year ended December 31, 2009. All amounts have been stated in US dollars.

3.   Accounting for the Acquisition

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is composed of the following:

Cash	$26,239
Estimated present value of
deferred acquisition consideration	17,320

$43,559

Details of the estimated fair values of assets acquired and liabilities assumed of Kenna and Capital C based on information available at the date of preparation of these unaudited pro forma financial statements are as follows:

Assets acquired:
Cash	$346
Accounts receivable	7,122
Expenditures billable to clients	4,810
Other current assets	588
Fixed assets	3,318
Other intangible assets	10,417
Goodwill	45,260

71,861
Less liabilities assumed:
Accounts payable	2,776
Accruals and other liabilities	2,168
Advance billings	6,575
Long-term debt	253
Deferred tax liabilities	3,229
Other liabilities	429
Redeemable Noncontrolling interests	12,872
28,302
Net assets acquired	$43,559

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. The Company expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of Kenna and Capital C to the fair value of the net assets acquired effective November 30, 2010 will depend on a number of factors, including additional information available at such time, changes in market values and changes in Kenna and Capital C operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the acquisition.

4.    Pro forma assumptions and adjustments

(a)	The unaudited pro forma consolidated balance sheet as at September 30, 2010 incorporates the following adjustments:

(i)
The funding for the acquisition, which reduced the current cash balances in the amount of $26,239 and Kenna and Capital C cash has been reduced to repay the outstanding revolver of $1,731 and distributions of $2,101 to Newport, has been reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on September 30, 2010.

(ii)
Intangible assets arising from the acquisition have been recorded at their estimated fair values as part of the allocation of the purchase price. Intangible assets acquired include Kenna and Capital C’s customer contracts and relationships including backlog of $10,007 and covenants not to compete of $410. The estimated fair values are based on preliminary studies undertaken by management. The estimated value allocated to goodwill was based on the residual of the preliminary fair values of the identifiable tangible and intangible assets less the preliminary fair values of the liabilities assumed. The actual allocation may differ significantly from these estimates. The goodwill is not tax deductible, accordingly a deferred tax liability has been established for the tax effect of the identified intangibles of $3,229.

(iii)	Kenna and Capital C’s partnership equity has been eliminated to reflect the acquisition.

(b)	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $1,937 for the year ended December 31, 2009 to reflect the amortization of other intangible assets arising from the acquisition, over their estimated lives of five and eight years over both straight line basis and in a manner represented by the pattern in which the economic benefits are realized. Amortization for the next five years is as follows year 1 $2,267, year 2 $2,071, year 3 $1,852, year 4 $1,739 and year 5 $52.

(ii)
Pro forma office and general expenses have been increased by $663 for the year ended December 31, 2009 to reflect an increase of expenses representing the accretion of the present value of the deferred acquisition consideration.

(iii)
Pro forma interest expense has been increased by $2,317 for the year ended December 31, 2009 to reflect an increase of $2,405 representing the financing of the acquisition assuming the Company issued $26,239 of its 11% senior notes on January 1, 2009, instead of on October 23, 2009, and a decrease of $88 representing the interest expense on the existing revolver of Kenna and Capital C, which was paid off at closing.

(iv)	Pro forma income tax expense has not been adjusted due to the existence of net operating losses which have been fully reserved.
(v)	Pro forma equity in earnings (loss) of non-consolidated affiliates has been decreased to reflect an investment that was not acquired as part of this acquisition.

(c)	The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2010 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $1,603 for the nine months ended September 30, 2010 to reflect the amortization of other intangible assets arising from the acquisition, over their estimated lives of five and eight years over both straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $549 for the three months ended September 30, 2010 to reflect an increase of expenses representing the accretion of the present value of the deferred acquisition consideration.

(iii)	Pro forma interest expense has been decreased by $71 representing the interest expense on the existing revolver of Kenna and Capital C, which was paid off at closing.
(iv)	Pro forma income tax expense has not been adjusted due to the existence of net operating losses which have been fully reserved.

(c)    Not applicable.

(d)    Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditor.

Forward Looking Information

This Current Report on Form 8-K/A contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this Current Report on Form 8-K/A that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to:

•	risks associated with severe effects of national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors” and in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDC PARTNERS INC.

Date: February 10, 2011
	By:	/s/ David C. Ross
Name: David C. Ross
Title: Associate General Counsel and Assistant Secretary